Kronos Bio Reports Recent Business Progress and Third-Quarter 2022 Financial Results

Earlier today, company announced prioritization of clinical portfolio to focus on next-generation SYK inhibitor, lanraplenib and CDK9 inhibitor, KB-0742

$270.3 million in cash, cash equivalents and investments as of September 30, 2022, with expected cash runway into Q2 2025

SAN MATEO, Calif., and CAMBRIDGE, Mass., Nov 8, 2022 (GLOBE NEWSWIRE) – Kronos Bio, Inc. (Nasdaq: KRON), a company dedicated to transforming the lives of those affected by cancer, today reported recent business progress and third-quarter 2022 financial results.

In a press release issued earlier this afternoon, the company announced the prioritization of its clinical portfolio to focus on its next-generation SYK inhibitor, lanraplenib and its CDK9 inhibitor, KB-0742, and the decision to discontinue the Phase 3 entospletinib trial. Kronos Bio believes that focusing on lanraplenib and KB-0742 will allow the company to direct its resources to the highest value programs and deliver on its mission of bringing cancer drugs to the patients with the greatest need.

Third Quarter and Recent Company Updates
•Entospletinib
◦After a recent review of enrollment data that projected significant delays, Kronos Bio will discontinue the Phase 3 entospletinib trial and close enrollment in the fourth quarter of 2022. The trial is not being discontinued due to adverse events or lack of efficacy signals.
•Lanraplenib
◦The company anticipates sharing initial data from the Phase 1b/2 study of lanraplenib in combination with gilteritinib in patients with relapsed/refractory FLT3-mutated acute myeloid leukemia (AML), along with a recommended Phase 2 dose (RP2D), in the fourth quarter of 2023 or first quarter of 2024.

•KB-0742
◦Kronos Bio remains on track to report pharmacokinetic (PK), pharmacodynamic (PD) and safety data, as well as the recommended Phase 2 dose (RP2D), from the Phase 1/2 study of KB-0742 in solid tumors in the fourth quarter of 2022.
◦After reaching RP2D, the company plans to enroll two cohorts of patients in the next stage of the trial: patients with MYC-amplified solid tumors and patients with transcriptionally addicted cancers.
◦Initial KB-0742 efficacy data are anticipated in the second half of 2023.

Third Quarter 2022 Financial Highlights

•Cash, Cash Equivalents and Investments: With its ongoing and currently planned clinical programs and $270.3 million in cash, cash equivalents and investments as of September 30, 2022, the company anticipates sufficient resources to fund its planned operations into the second quarter of 2025.

•R&D Expenses: Research and development expenses were $23.4 million for the third quarter of 2022, which includes non-cash stock-based compensation expense of $3.5 million.

•G&A Expenses: General and administrative expenses were $10.1 million for the third quarter of 2022, which includes non-cash stock-based compensation expense of $4.0 million.

•Net Loss: Net loss for the third quarter of 2022 was $32.3 million, or $0.57 per share, including non-cash stock-based compensation expense of $7.5 million.

About Kronos Bio, Inc.

Kronos Bio is a biopharmaceutical company that is advancing two investigational compounds in clinical trials for patients with cancer. The company is developing the CDK9 inhibitor, KB-0742 as a treatment for MYC-amplified solid tumors, and lanraplenib, a next-generation SYK inhibitor, for patients with relapsed/refractory FLT3-mutated acute myeloid leukemia. The company’s scientific focus is on developing medicines that target the dysregulated transcription that is the hallmark of cancer and other serious diseases.
Kronos Bio is based in San Mateo, Calif., and has a research facility in Cambridge, Mass. For more information, visit www.kronosbio.com or follow the company on LinkedIn.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The press release, in some cases, uses terms such as “anticipate,” “believe,” “plan,” “expect,” “will,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding Kronos Bio’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: projections from preclinical data, poster presentations and company findings; the anticipated announcement of clinical data and the timing thereof; the anticipated timing for identifying and announcing a recommended Phase 2 dose for KB-0742; the company’s enrollment plans for KB-0742 after reaching recommended phase 2 dose, Kronos Bio’s plan to provide a further update and share initial efficacy data for KB-0742 and the timing thereof; the company’s product development plans; the anticipated sufficiency of the company’s resources to fund its planned operations into the second quarter of 2025; ; and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: whether Kronos Bio will be able to progress or complete its ongoing clinical trials of lanraplenib and KB-0742 on the timelines expected, if at all, including due to risks inherent in the clinical development of novel therapeutics; risks related to Kronos Bio’s limited experience as a company in conducting clinical trials; the risk that results of preclinical studies and early clinical trials are not necessarily predictive of future results; Kronos Bio has encountered and may continue to encounter delays and difficulties initiating clinical trial sites and enrolling patients in its clinical trials, and, as a result, its clinical development activities could be delayed or otherwise adversely affected; Kronos Bio’s discovery and development activities are primarily focused on novel cancer therapeutics for patients with genetically-defined cancers and it is difficult to predict the time and cost of developing its product candidates and obtaining regulatory approval; the company’s projected cash runway is based on the company’s current development plans and assumptions that may prove to be wrong, and changing circumstances may likewise cause the company to consume capital significantly faster than it currently anticipates; and other risks associated with the sufficiency of Kronos Bio’s cash resources and need for additional capital. These and other risks are described in greater detail in Kronos Bio’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, as filed with the SEC on August 4, 2022, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which is being filed with the SEC later today. Any forward-looking statements that are made in this press release speak only as of the date of this press release and are based on management’s assumptions and estimates as of such date. Except as required by law, Kronos Bio assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Kronos Bio, Inc.
Condensed Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$23,403	$24,688	$70,547	$62,084
General and administrative	10,135	8,985	32,886	26,908
Total operating expenses	33,538	33,673	103,433	88,992
Loss from operations	(33,538)	(33,673)	(103,433)	(88,992)
Other income (expense), net:
Interest and other income, net	1,282	70	2,011	248
Total other income (expense), net	1,282	70	2,011	248
Net loss	(32,256)	(33,603)	(101,422)	(88,744)
Other comprehensive income (loss):
Net unrealized gain (loss) on available-for-sale securities	(389)	1	(1,011)	26
Net comprehensive loss	$(32,645)	$(33,602)	$(102,433)	$(88,718)
Net loss per share, basic and diluted	$(0.57)	$(0.61)	$(1.81)	$(1.63)
Weighted-average shares of common stock, basic and diluted	56,318,571	54,977,085	56,093,091	54,549,747

Kronos Bio, Inc.
Selected Balance Sheet Data
(in thousands, except share and per share amounts)
(Unaudited)

	September 30, 2022	December 31, 2021
Cash, cash equivalents and investments	$270,341	$339,509
Total assets	317,668	391,476
Total liabilities	49,981	46,379
Total stockholders’ equity	267,687	345,097

Contact:
Marni Kottle
Kronos Bio
415-218-7111
mkottle@kronosbio.com

Investors:
Claudia Styslinger
Argot Partners
212-600-1902
kronosbio@argotpartners.com

Media:
Sheryl Seapy
Real Chemistry
949-903-4750
sseapy@realchemistry.com